                                                                   Exhibit p(13)

                           Resolution Asset Management

                          FSA RISK & CONTROL PROCEDURE

                                 CODE OF ETHICS

                                   VERSION 1.4

                                    REF NO: 9

Author: Allan Duncanson

Last Revised: January 2007

                           Resolution Asset Management

                                 CODE OF ETHICS

INDEX:

Section 1    Introduction                                           Page 3

Section 2    Purposes & consequences of non-compliance              Page 3

Section 3    Statement of Principles                                Page 3 - 4

Section 4    Who is covered by Code & how does it work?             Page 4 - 5
             4.1      Dealing in Shares/Securities
             4.2      Staff Dealing in Resolution Unit Trusts

Section 5    Personal Account Dealing procedures                    Page 5 - 7
             5.1   Access Persons:
                   5.1.1 Tier 1
                   5.1.2 Tier 2
             5.2   Non-Access Persons
             5.3   Connected Persons
             5.4   Blackout Period
             5.5   Quarterly Returns
             5.6   Annual Returns
             5.7   Exempt securities

Section 6    Rule 17J-1 of the Investment Company Act (1940)        Page 7

Section 7    Conflicts of Interest / Indirect Benefits              Page 8 - 9
             7.1   Gifts / Entertainment
                   7.1.1 Tier 1
                   7.1.2 Tier 2 & Non-access
             7.2   Outside interest
             7.3   Borrowing
             7.4   Fiduciary / Director appointments

Section 8    Insider Trading policy                                 Page 9 - 10

Section 9    Code of Ethics - Summary                               Page 10

Section 10   Disclosure Rule Requirements                           Page 11

Appendix 1   Departmental Categorisation                            Page 12

Appendix 2   Prior Approval Form                                    Page 13 - 14

Appendix 3   Authorisation Matrix                                   Page 15

Appendix 4   Quarterly disclosure form                              Page 16

Appendix 5   Initial Disclosure Form                                Page 17

Appendix 6   Annual Disclosure Form                                 Page 18

                           Resolution Asset Management

1.   INTRODUCTION:

Resolution Asset Management and all of its subsidiaries will follow this Code of Ethics (the 'Code'). It covers all employees (to differing degrees depending on the category - Appendix 1) and essentially sets out the policy and procedures to be followed in respect of:

     -    Personal Account Dealing

     -    Insider Dealing and

     -    Inducements / Benefits in kind/Gifts & Entertainment.

2.   PURPOSE & CONSEQUENCES OF NON-COMPLIANCE:

This Code of Ethics is adopted by the firm in compliance with the requirements of the Securities & Exchange Commission (SEC) rules under section 204A & 206 of the Investment Advisers Act 1940 and the requirements of Rule 17j-1 adopted by the SEC under Investment Company Act 1940 and the Financial Services Authority
(FSA) in the UK. It may be revised from time to time in accordance with best market practice.

Any violation of the Code, including engaging in a prohibited transaction or failing to provide the required disclosure reports may result in disciplinary action and if appropriate termination of employment and/or referral to appropriate regulatory authorities

3.   STATEMENT OF PRINCIPLES:

This Code of Ethics is based upon the principle that you {as either director, officer or employee of Resolution Asset Management (RAM), including all of its subsidiaries Resolution Investment Services (RIS) and Resolution Fund Managers
(RFM)}, owe a fiduciary duty to clients for which RAM serves as either investment manager, adviser or sub-adviser. Accordingly, you must avoid activities that may cause actual or potential conflicts of interest and relationships that might interfere or appear to interfere with making decisions in the best interests of our clients.

At all times you must:

a) PLACE THE INTERESTS OF OUR CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our clients. You may not cause a client to take action, or not to take action, for your personal benefit rather than the benefit of the client.

     For example, you would violate this Code if you caused a client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an investment manager or an employee who provides information or advice to an investment manager or help execute an investment manager's decisions, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client. You must comply with Rule 17j-1 of the Investment Company Act of 1940 as detailed under that heading.

b) CONDUCT ALL OF YOUR PERSONAL ACCOUNT DEALING TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE INSIDER TRADING POLICY. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set out in this Code under the heading

                           Resolution Asset Management

     Personal Dealings by Employees. In addition, you must comply with the Insider Trading procedures.

c) AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with RAM directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set out in this Code.

4.   WHO IS COVERED BY CODE & HOW DOES IT WORK?

The principles and procedures contained in this Code must be observed by all executive directors, officers and employees of Resolution Asset Management.

However, there are different categories of restrictions on PERSONAL ACCOUNT DEALING activities. The category in which you have been placed depends on your job function.

The Code covers the following categories of employees who are described below:

4.1  DEALING IN SHARES/SECURITIES

     4.1.1 TIER 1 - ACCESS PERSONS:

          These individuals are those who are employed within the Investment Division [Investment Managers & Dealers].

     4.1.2 TIER 2 - ACCESS PERSONS:

          All those, out with the Front Office, who have "access to information" concerning recommendations made or transactions executed for a client in respect of the purchase or sale of securities. Examples of "access" would include those that have access to trading systems (LongView / Sentinel), portfolio accounting systems (Icon), settlement systems (Mercator STP) or access to specific knowledge re trading strategies (i.e Legal / Compliance / Executive Directors). Tier 2 - Access Persons would typically include employees in the following departments:

               -    Executive Directors

               -    Global Securities [Settlements / Entitlements etc]

               -    Finance [Pricing / Fund Accounting]

               -    Performance Measurement Services

               -    IS Operations

               -    Compliance

               -    Legal

               -    Exec. Assistants [Front Office]

               -    Anyone else designated by the Head of Regulation

     4.1.3 NON-ACCESS PERSONS:

          If you are an employee of RAM and do not fit into any of the above categories, you are a Non-Access Person. Because you do not normally have real time access to and /or receive confidential information about fund portfolios, you are subject less onerous procedures in relation to personal account dealing but are still bound by the procedures on Indirect benefits and Insider Dealing policy:

               -    Marketing/PR

               -    HR

               -    Investor Operations

               -    ISD

                           Resolution Asset Management

               -    IS [excluding IS ops]

               -    Sales Support [excl. Performance Measurement Services]

               -    Corporate Development

               -    Facilities/Mailroom

               -    Sales

Please contact FSA Compliance department if you are unsure as to which category is applicable to yourself.

4.2  STAFF DEALING IN RESOLUTION COLLECTIVE INVESTMENTS [LUMP SUM ONLY]

     All Employees

     If dealing in any Resolution Fund Managers Funds, Resolution International Funds, or Resolution Alternative Funds then a copy of the Contract Note must be sent to Compliance marked for the attention of the Compliance Risk & Control Officer (CRCO) - Allan Duncanson. This requirement also applies to all connected persons.

5.   PERSONAL ACCOUNT DEALING PROCEDURES

The Code works by requiring prior-approval, regular reporting and prohibiting some transactions during a specific period.

RAM is obliged to ensure that all employees act in conformity with appropriate arrangements of propriety in personal dealings. You may not engage in any investment transaction under circumstances in which you would benefit or interfere with the purchase or sale of investments for a client. Additionally, you may not use information concerning the investments or investment intentions of any client, or your ability to influence such investment intentions, for personal gain, to avoid a loss, or in a manner detrimental to the interests of any client.

5.1  TIER 1 & 2 - ACCESS PERSONS

For the avoidance of doubt, there is a PRIOR-APPROVAL PROCEDURE for every personal securities transaction undertaken by either a Tier 1 or 2 Access Person. Each one must receive prior approval (using Appendix 2), IN ADVANCE, from an authorised individual within the Centralised Dealing Desk (CDD) [and Head of Asset Class if the individual is dealing in a security in the asset class for which they work] - (see Appendix 3). If, for any reason, CDD consider the requested transaction to be unusual, the matter should be referred to the CRCO.

Pre-clearance & expiry:

The prior-approval form must be submitted, showing the following information: - name of security, desired date of transaction, approximate sterling value, executing broker. Prior-approval will expire within 24 hours of the authorisation being received and therefore if the deal is not completed within this time a new form must be submitted.

Once a prior-approval form has been completed, the original should be submitted to the CRCO.

You must also arrange for a broker's contract note to be sent to the CRCO for every transaction executed.

                           Resolution Asset Management

Transactions in Futures or Options on broad-based Securities Indices are permitted with pre-clearance. Prior approval must be sought for transactions in IPOs and Private Placements.

5.2  NON-ACCESS PERSONS:

Those individuals captured within this category DO NOT have to obtain pre-clearance prior to enacting a personal transaction. They do however have to request from their broker that a copy contract note is sent for the attention of the CRCO.

5.3  CONNECTED PERSONS:

"Personal Dealings" will also include transactions executed on behalf of any Connected Persons for which the employee may transact. A Connected Person is any person acting under the employee's advice or judgement and cover people such as husband/wife/partner etc.

Tier 1 & 2 - Connected Person transactions do not require pre-approval but it is necessary for a copy contract note from the broker to be sent to the CRCO and they do need to be disclosed on an annual disclosure form.

Non-Access - No pre-approval required, however if they do deal then a copy of the contract note should be sent to the CRCO.

5.4  BLACK-OUT PERIOD [APPLICABLE TO TIER 1 & 2 ACCESS PERSONS]:

Securities may not be transacted when there is a pending transaction in the same security for a client or within FIVE BUSINESS DAYS after completion or withdrawal of a client transaction.

5.5  QUARTERLY RETURNS [APPLICABLE TO TIER 1 ACCESS PERSON]:

The CRCO keeps all original Pre-clearance forms and, at the end of each quarter, matches these against the quarterly employee returns submitted by each person. A file of employee's schedules is kept.

Within 10 days after the end of each calendar quarter, all front office employees must complete the Quarterly Declaration and submit it to the CRCO.

If pre-approval was obtained, and subsequently the transaction wasn't made, this must be noted on the schedule and submitted to the CRCO.

If no transactions were undertaken, enter NONE, sign the schedule and return to the CRCO.

The confirmations must, in the aggregate, provide all of the information required by Appendix 4. If they don't, you must provide the required information on the schedule. Where a broker account exists, the most recent statement must be attached to the Quarterly Declaration.

5.6  ANNUAL RETURNS/REPORTING OBLIGATIONS [APPLICABLE TO TIER 1 ACCESS PERSONS]:

As a Tier 1 Access Person, upon commencement of your employment, you are required (using Appendix 5) to:-

     -    Confirm that you recognise that you are subject to the Code of Ethics

                           Resolution Asset Management

     -    Confirm that you have read and understood the Code of Ethics

     - Disclose holdings of all securities in which you have a beneficial interest or for which you make investment decisions

There is also a requirement to make these declarations on an annual basis (using Appendix 6).

5.7  WHAT SECURITIES ARE EXEMPT?

You do not need to obtain permission or pre-clearance or provide a quarter end report on transactions of the following securities:

1. Trades in open-end Mutual Funds, i.e. OEICs or Unit Trusts (however copy contract note required for Resolution Funds investments - see section 4.2).

2. Securities that are direct obligations of UK and US Government (Treasury Bills /Gilts/Bonds)

3. Certain Money Market Instruments (certificates of deposit, commercial paper, repo agreements) do not require pre-clearance or inclusion in quarter-end returns. Please contact the CRCO if you are unsure whether a transaction requires pre-clearance.

4.   Spread-betting transactions in non-financial instruments.

5. If an employee retains an independent adviser on a discretionary basis, transactions for such accounts are not subject to the pre-clearance requirement, except that transactions in IPOs and Private Placements always require pre-clearance. All such arrangements must be disclosed to the CRCO, and all transactions by such advisers must be reported quarterly, as above.

6.   RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940

You may not engage in conduct that is deceitful, fraudulent or manipulative, or that involves false or misleading statements, in connection with the purchase or sales of investments for any Fund. In this regard, you should recognise that Rule 17j-1 of the Investment Company Act of 1940 makes it unlawful for you to:

1.   employ any device, scheme or artifice to defraud a fund

2. make any untrue statement of material fact to a fund or omit to state to a fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading

3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a fund, or

4.   engage in any manipulative practice with respect to a fund.

You should recognise that a violation of this Code or Rule 17j-1 may result in the imposition of employment related sanctions, administrative, civil and in certain cases, criminal fines or penalties.

                           Resolution Asset Management

7    CONFLICTS OF INTEREST / INDIRECT BENEFITS

7.1  GIFTS & ENTERTAINMENT

7.1.1 Tier 1 Access Persons:

No employee must offer, give, solicit or accept any gift or inducement which is likely significantly to conflict with his/her duties towards clients and/or the firm.

The general guideline is that all gifts or inducements OFFERED OR RECEIVED exceeding L50 in value must be cleared with the Asset Class Chief Investment Officer/Head of Asset class. Particular consideration is given to:

1.   The size of the gift/value of entertainment.

2. The circumstances of the gift. If there is not an apparently acceptable and appropriate reason for the gift, it may be questioned.

3. Business Entertainment. Meal invitations or occasional hospitality to sporting or artistic events are acceptable. Avoid ACCEPTING OR OFFERING lavish or repeated entertainment from or to someone particularly where the offeror has a lot to gain by influencing the recipient.

All gifts and entertainment (>L50) should be logged in the Benefits in Kind book that is maintained by the Executive Assistants

Anything in excess of L200 must be signed off by the Asset Class Chief Investment Officer. Collective benefits totalling L200 or more from one broker should also be signed off by the Asset Class Chief Investment Officer.

It is the responsibility of each individual team member to ensure that the acceptance of any benefit in kind is signed off by his/her immediate manager prior to the event taking place.

7.1.2 Tier 2 & Non Access Persons:

No employee must offer or give any gift or inducement which is likely significantly to conflict with his/her duties towards clients and/or the firm.

The general guideline is as follows:

     - Gifts or inducements OFFERED must not exceed E50 in value - this limit is per person per annum and excludes promotional competition prizes of a reasonable value.

     - With regards to Retail/Institutional Entertainment & Training etc, the maximum limit is L5,000 per company per annum. The maximum per person per annum is what is 'seen to be reasonable and can be justified as being so'.

Records must be retained of any gifts given or of costs spent per head in relation to any individual who has attended an event or training seminar etc. These details should be recorded in either the FSA log as held by Events or on Maximiser.

                           Resolution Asset Management

7.2  OUTSIDE INTERESTS

     RAM does not permit outside interest if they might interfere with an employee's job performance or conflict with a client's' interests. Any outside business interests must be pre-cleared in writing with the CRCO.

7.3  BORROWING

     No employee may borrow from a client, except a bank which regularly lends to individuals. Nor may employees accept favoured loans from any other source - for example credit facilities from a broker or counterparty in personal transactions - without the CRCO's written permission.

7.4  FIDUCIARY APPOINTMENTS

     All trustee and executor/ directorships must be declared in writing to the CRCO by all employees, and written permission must have been obtained before accepting personal fiduciary appointments outside RAM.

8.   INSIDER TRADING

It is illegal for ALL employees to use "inside information" to purchase or sell financial securities (such as stocks, bonds or options). Inside information is unpublished price-sensitive information which is not yet known to the public and which a prudent person would find important in making a decision to buy or sell.

Law requires that you do not use inside information to profit or reduce losses from buying or selling financial securities. This means that you may not use confidential information to trade in the securities of any company, including ours. Also, employees are restricted from conveying inside information to non-employees via any method of communication. Examples of unpublished price-sensitive information include: tender offers, anticipated acquisitions, earnings forecasts, regulatory approvals, joint ventures and licensing agreements.

Securities law violations are taken very seriously. Government agencies are able to monitor trading activities through computerised records searches, with violations of law resulting in civil and criminal penalties against both the company and individual employees. If you are uncertain about the type of information you possess, or to learn more about these laws, you should consult the CRCO.

Note that employees in supervisory positions can also be penalised if they deliberately or recklessly fail to prevent insider trading by employees under their supervision - failure to do so can result in criminal and civil penalties.

It is a criminal offence under the Criminal Justice Act 1993:

     1) For an employee to deal in, advise or persuade anyone else to deal in securities controlled by Resolution Investment Services if he/she has unpublished price-sensitive information in relation to those securities.

     2) For an employee to deal in, advise or persuade anyone else to deal in, the securities of any other company, if he has obtained as a result of his employment with Resolution Investment Services unpublished price-sensitive information about those securities.

     3) To give unpublished price-sensitive information to someone who might use that information to deal, advise or persuade another person to deal in those securities.

                           Resolution Asset Management

PROCEDURES AGAINST INSIDER TRADING

1. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in this Code of Ethics.

2. Employees shall submit reports concerning each securities transaction and verify their personal ownership of securities in accordance with the procedures set forth in this Code of Ethics.

3. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, do not discuss material non-public information about the company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is securely held.

4. If you have any doubts or questions in relation to any information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact the CRCO. Until advised to the contrary by the CRCO, you should presume that the information is unpublished price-sensitive information and you should NOT trade in the securities or disclose this information to anyone.

IT IS THE RESPONSIBILITY OF THE INVESTMENT TEAM MEMBER WHO HAS BEEN MADE AN INSIDER TO ENSURE THAT AN ENTRY IS MADE ON THE 'RESTRICTED STOCK' LIST. PLEASE SEE ASSET CLASS PROCEDURES FOR DISCLOSURE NOTIFICATION REQUIREMENTS.

9    CODE OF ETHICS - A SUMMARY:

The Code applies accordingly to the following categories:

                                      PERSONAL ACCOUNT DEALING
                      ---------------------------------------------------------
                                                       Quarterly       Annual     INSIDER   INDIRECT
                      Pre-clearance   Copy Contract   disclosures   disclosures   DEALING   BENEFITS
                      -------------   -------------   -----------   -----------   -------   --------
Tier 1 - Access            [X]             [X]            [X]           [X]         [X]        [X]
   Person

Tier 2 - Access            [X]             [X]             x             x          [X]        [X]
   Person

Non - Access                x              [X]             x             x          [X]        [X]
   Person

Connected                   x              [X]             x            [X]          x          x
   Persons - Tier 1

Connected                   x              [X]             x             x           x          x
   Persons - Tier 2

Connected                   x              [X]             x             x           x          x
   Persons - Non
   access

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                           Resolution Asset Management

10.  DISCLOSURE RULES REQUIREMENTS

The Disclosure Rules (which are derived from the Market Abuse Directive) apply to 'issuers' who have requested or approved admission of their securities to a regulated market based in the UK. The rules also apply to persons discharging managerial responsibility in those issuers and their associates.

DR3 - TRANSACTION BY PERSONS DISCHARGING MANAGERIAL RESPONSIBILITIES AND THEIR CONNECTED PERSONS

DR3 requires that all persons who are 'discharging managerial responsibilities' on behalf of the issuer [along with an issuer's Directors (already a Listing Rules requirement) and connected persons] must notify the issuer of all dealings / transactions carried out on their own account in that stock. The issuer must be notified by the individual within 4 business days of the transactions.

Should any employee deal in UK Commercial Property Trust Limited shares, Legal & Secretariat must notify RNS no later than the end of the business day following receipt of the information. In line with the Code of Ethics policy the Risk & Control Compliance Officer will have the details of the deal. Once the required information is received, the CRCO should provide this to Legal & Secretariat immediately, for onward transmission to RNS.

The following information must be provided to Legal & Secretariat:

(1) the name of the person discharging managerial responsibilities within the issuer, or, where applicable, the name of the person connected with such a person;

(2)  the reason for responsibility to notify;

(3)  the name of the relevant issuer;

(4)  a description of the financial instrument;

(5)  the nature of the transaction (e.g. acquisition or disposal);

(6)  the date and place of the transaction; and

(7)  the price and volume of the transaction.

The notification to RNS will be done by Legal & Secretariat.

Resolution plc shares

Legal & Secretariat also hold a RAM insider list for Resolution plc. As detailed above, the new Disclosure rules now require that as well as directors, those discharging 'managerial responsibilities' must disclosure any personal account dealing in Resolution plc shares.

The CRCO will notify Legal & Secretariat of any personal dealing in Resolution Group plc shares. If the person appears on the insider list, Legal & Secretariat will in turn notify Phil Griffin-Smith Resolution Group plc Company Secretary) in Wythall, who will in turn notify RNS. These notifications must be done immediately.

Copy contract notes of Resolution plc share dealing will be sent to the Group Company Secretary within 2 working days of receipt.

Further rules and guidance surrounding all the Disclosure requirements can be found in FSA Handbook DR3.

                           Resolution Asset Management

                                                                      APPENDIX 1

CATEGORISATION OF DEPARTMENTS

      DIVISION               DEPARTMENT              CATEGORISATION
      --------        ------------------------   ---------------------
Investment Division   Investment Managers        Tier 1 Access Persons
                      Dealers                    Tier 1 Access Persons
                      Executive Assistants       Tier 2 Access Persons

Operations            Finance                    Tier 2 Access Persons
                      Fund Accounting            Tier 2 Access Persons
                      UT Pricing                 Tier 2 Access Persons
                      Global Securities          Tier 2 Access Persons
                      IS (excl IS Ops)           Non - Access
                      IS Operations              Tier 2 Access Persons
                      Legal & Secretariat        Tier 2 Access Persons
                      Corporate Development      Non - Access
                      Facilities/Mailroom        Non - Access
                      Investor Ops               Non - Access

Sales & Marketing     ISD                        Non - Access
                      Sales                      Non - Access
                      Marketing                  Non - Access
                      PR                         Non - Access
                      Performance Measurement    Tier 2 Access Persons
                      Sales Support (excl PMS)   Non - Access

Corporate             HR                         Non - Access
                      Internal Audit             Non - Access
                      Risk                       Non - Access
                      Compliance                 Tier 2 Access Persons
                      Executive Directors        Tier 2 Access Persons

                           Resolution Asset Management

PRIOR APPROVAL FORM                                                   APPENDIX 2

RESOLUTION INVESTMENT SERVICES

PERSONAL DEALING REQUEST AND CONSENT FOR

[A]  INDIVIDUAL

Name (please print)
                                              ----------------------------------

Type of transaction (please circle)                       BUY / SELL

Name of security
                                              ----------------------------------

Type of security
                                              ----------------------------------

Amount (shares and/or approx L value)
                                              ----------------------------------

Broker
                                              ----------------------------------

I WOULD CONFIRM THAT I AM NOT AWARE OF ANY CONFLICT OF INTEREST WHICH WOULD
MATERIALISE SHOULD I CONDUCT THIS PERSONAL DEAL AND THAT THIS CONSENT IF GIVEN
IS ONLY VALID FOR 24 HOURS


Signature
                                              ----------------------------------

Date
                                              ----------------------------------

Time Requested
                                              ----------------------------------

[B] CDD SIGN OFF
                                              ----------------------------------

Name (please print)
                                              ----------------------------------

There is no pending transaction in this
stock (please circle)                                        Y / N

This stock was not traded by RAM in the
previous 5 business days (please circle)                     Y / N

THIS INDIVIDUAL HAS / HAS NOT BEEN GIVEN MY CONSENT TO PERSONALLY DEAL ON THE
ABOVE STOCK WITHIN THE NEXT 24 HOURS.


Signature
                                              ----------------------------------

Date
                                              ----------------------------------

Time Requested
                                              ----------------------------------

HEAD OF ASSET CLASS SIGNATURE (if
individual is dealing in a security in the
asset class for which they work)
                                              ----------------------------------

Date
                                              ----------------------------------

Time Requested
                                              ----------------------------------

Deal traded within 24 hours of consent                       Y / N


Reviewed by
                                              ----------------------------------

Date
                                              ----------------------------------

                           Resolution Asset Management

COMPLETED FORM MUST BE SENT TO THE FSA RISK & CONTROL OFFICER

[C] COMPLIANCE

Reference Number
                                              ----------------------------------

Independent confirmation - no ongoing trade
and/or transaction within 5 previous
business days (attached Icon report)                         Y / N


Contract note received                                       Y / N

Deal traded within 24 hours of consent                       Y / N

Reviewed by
                                              ----------------------------------

Date
                                              ----------------------------------

                           Resolution Asset Management

                                                                      APPENDIX 3

AUTHORISATION MATRIX

                                                    ADDITIONAL SIGNATORY
                                               (if individual is dealing in a
                                              security in the asset class for
ASSET CLASS DESK      MANDATORY SIGNATORY             which they work)
----------------   ------------------------   -------------------------------
UK                 Centralised Dealing Desk   Peter Reid
Europe             Centralised Dealing Desk   Adrian Darley
US                 Centralised Dealing Desk   Alison Porter
Japan              Centralised Dealing Desk   Natasha Chetwynd
Far East           Centralised Dealing Desk   Andrea McNee
Fixed Interest     Centralised Dealing Desk   Joe McKenna
Specialist Funds   Centralised Dealing Desk   James Smith
Property           Centralised Dealing Desk   John Wilson

The list of authorised individuals within the Centralised Dealing Desk (CDD) is:-

     -    Betsy Anderson

     -    Symon Scott

     -    Lennie Shaw

     -    Raymond Connor

                           Resolution Asset Management

                                                                      APPENDIX 4

QUARTERLY DISCLOSURE FORM - QUARTER ENDED XX/XX/XX

Within 10 days of the end of each calendar quarter, each Tier 1 - Access Person must complete the declaration at the bottom of the schedule and return it to the CRCO. If any pre-approved trades have been made, a copy of the broker/counterparty confirmation must be attached [if not already sent to Compliance]. If the trade was not made, this must be noted on the schedule. If no transactions were undertaken, enter NONE and sign.

PERSONAL TRANSACTIONS DURING THE PERIOD:

Security Name   Quantity   Broker
-------------   --------   ------


QUARTERLY DECLARATION

I confirm that the schedule above, together with any attached copies of broker confirmations, represents all the transactions undertaken during the quarter noted above and all the information that I am required to report in accordance with FSA rules and the Code of Ethics. These include both personal transactions and any other transactions (e.g. family or trust funds or other Connected Persons) over which I have any influence.


-------------------------------------   -----------------------
Signed                                  Date

-------------------------------------
Print Name

-------------------------------------   -----------------------
Countersigned by CRCO                   Date

                           Resolution Asset Management

                                                                      APPENDIX 5

INITIAL DISCLOSURE: PERSONAL SECURITIES HOLDINGS

[1]  ACKNOWLEDGEMENT CERTIFICATION

     I confirm that:-

     -    I have read and understood the Code of Ethics.

     - I understand that I must disclose or report all personal securities transactions required to be disclosed or reported and comply in all other respects with the requirements of the Code.

     - I agree to co-operate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

     - I understand that any failure to comply in all aspects with the above procedures may lead to sanctions including dismissal.

[2]  PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, listed below are all securities (other than exempt securities) in which I have a beneficial interest in and all securities (other than exempt securities) in non-client accounts for which I make investment decisions.

SECURITY NAME   QUANTITY   BROKER
-------------   --------   ------


(Attach a separate sheet if necessary)


-------------------------------------   --------------------
SIGNED                                  DATE

-------------------------------------
PRINT NAME

                           Resolution Asset Management

                                                                      APPENDIX 6

ANNUAL DISCLOSURE: PERSONAL SECURITIES HOLDINGS

[1]  ACKNOWLEDGEMENT CERTIFICATION

     I confirm that:-

          -    I have read and understood the attached Code of Ethics.

          - I have complied with the requirements of the Code of Ethics for the year ended xx/xx/xx and have disclosed or reported all personal securities transactions as required.

          - I agree to co-operate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

          - I understand that any failure to comply in all aspects with the above procedures may lead to sanctions including dismissal.

[2]  PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, listed below are all securities (other than exempt securities) in which I have a beneficial interest in and all securities (other than exempt securities) in non-client accounts for which I make investment decisions.

SECURITY NAME   QUANTITY   BROKER
-------------   --------   ------


(Attach a separate sheet if necessary)


-------------------------------------   --------------------
SIGNED                                  DATE

-------------------------------------
PRINT NAME